GRANTED

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
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In re BLACKSKY TECHNOLOGY INC.		C.A. No. 2023-0286-LWW

[PROPOSED] ORDER GRANTING PETITION FOR RELIEF
PURSUANT TO 8 DEL. C. § 205
WHEREAS, on September 9, 2021, BlackSky Technology Inc. (the “Company”) filed its Amended and Restated Certificate of Incorporation (the “Charter”) with the Delaware Secretary of State;
WHEREAS, in reliance on the validity and effectiveness of the Charter, the Company has issued shares of its capital stock and other securities, and taken other actions, from time to time on or after September 9, 2021 and through the date of this order;
WHEREAS, on March 7, 2023 the Company filed with this Court a Verified Petition for Relief under 8 Del. C. § 205 seeking validation of the Charter and the securities issued in reliance thereon (the “Petition”); and
WHEREAS, the Court has considered the factors in 8 Del. C. § 205(d) and finds good cause to grant the Petition,
IT IS HEREBY ORDERED, this          day of         , 2023, that under 8
Del. C. § 205:
1.The September 8, 2021 stockholder vote approving the Charter is hereby validated and declared effective.

2.The Charter, including the filing and effectiveness thereof, is hereby validated and declared effective.
3.The Company’s securities (and the issuance of the securities) described herein or in the Petition, whether already issued or to be issued pursuant to authorization under the Charter, are hereby validated and declared duly authorized.
4.This Order validates these corporate acts taken, notwithstanding any failures of authorization or potential failures of authorization described in, or resulting from the matters described in, the Petition.

Vice Chancellor

This document constitutes a ruling of the court and should be treated as such.
Court:	DE Court of Chancery Civil Action
Judge:	Lori W. Will
File & Serve Transaction ID:	69601574
Current Date:	Mar 29, 2023
Case Number:	2023-0286-LWW
Case Name:	In re BlackSky Technology Inc.
Court Authorizer:	Lori W. Will

Court Authorizer Comments:

The petition is granted pursuant to Section 205(a) of the Delaware General Corporation Law for the reasons set forth in the court's March 29, 2023 bench ruling. See transcript; see also Opinion Regarding Section 205 Petition, In re Lordstown Motors Corp., 2023-0083-LWW (Del. Ch. Feb. 21, 2023) (setting forth reasoning for granting similar relief in a Section 205 action).
/s/ Judge Lori W. Will